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                                                                   EXHIBIT 10.38

                                 PROMISSORY NOTE

                               New York, New York
$2,625,000.00                                                   December 6, 1999

                  FOR VALUE RECEIVED, Marketvision, Inc., a Colorado corporation with its chief executive office and principal place of business at 10065 East Harvard, Suite 750, Denver, Colorado 80231 ("Maker") promises to pay to Joseph
L. Temple, Jr., a resident of the State of Colorado, at his legal address at 10065 East Harvard, Suite 750, Denver, Colorado 80231 ("Payee") (or such other place as Payee may hereafter designate in writing), in immediately available funds and in lawful money of the United States of America, the aggregate principal sum of Two Million Six Hundred Twenty-Five Thousand Dollars ($2,625,000.00) (or the unpaid balance of all principal outstanding under this Promissory Note (this "Note") if that amount is less), together with interest (subject to Section 5 hereof) as follows: (a) interest on the unpaid principal balance of this Note from time to time outstanding at the Stated Rate and (b) interest on all past due amounts, both principal and accrued interest, from the expiration of the applicable notice or cure period until paid at the Past Due Rate.

1. DEFINITIONS. As used in this Note, the following terms shall have the respective meanings indicated:

                  "Agreement" means that certain Stock Purchase Agreement dated as of December 6, 1999 among ClientLogic Holding Corporation, a Delaware corporation ("Holding"), Maker, Payee and S. Dianne Thompson relating to the purchase by Holding of all of the outstanding common stock of Maker, as the same may be amended, modified or supplemented from time to time.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                  "Ceiling Rate" means, on any day, the maximum non-usurious rate of interest permitted for that day by whichever of applicable federal or state laws permits the higher interest rate, stated as a rate per annum.

                  "Closing Date" shall have the meaning assigned to it in the Agreement.

                  "Common Stock" means the common stock of Holding, with a par value of $.01, together with any equity security into which such Common Stock is subsequently converted or exchanged. In the event that Holding is a party, directly or indirectly, to any tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring or any similar transaction as a result of which either (i) Holding is not the surviving Corporation or (ii) Holding becomes a subsidiary of any Person, Common Stock shall mean the common stock or other equivalent equity security of such Person.

                  "Concurrent Promissory Note" means the promissory note between Maker and S. Dianne Thompson entered into concurrently with this Note.

                  "Debt" means the aggregate outstanding principal and interest evidenced by this Note.

                  "Default" shall have the meaning set forth in Section 6.


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                  "Fair Market Value" means, at any date of determination, the then-current fair market value of the Common Stock, as determined in the discretion of the Board of Directors of the issuer of the Common Stock, acting in good faith. Fair Market Value shall be determined without regard to the liquidity of the Common Stock and without regard to any discount for minority positions.

                  "Indemnification and Escrow Agreement" means that certain Indemnification and Escrow Agreement dated as of December 6, 1999 by and among Holding, Payee, S. Dianne Thompson and Toronto Dominion (Texas), Inc.

                  "Maturity Date" means the fifth anniversary of the Closing Date, as the same may hereafter be accelerated pursuant to the provisions of this Note.

                  "Past Due Rate" means, on any day, a rate per annum equal the Stated Rate plus two percent (2%) per annum.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Regulation D Reps" means those certain representations and warranties set forth on Exhibit A, attached hereto and made a part hereof for all purposes, to be made by Payee on the date hereof, and required to be made by Payee each time Payee elects to receive any payments under this Note in Common Stock.

                  "Representatives" means, collectively, each and every trustee, agent or other Person acting on behalf of any Senior Creditor with respect to any Senior Obligation or any security therefor.

                  "Senior Creditors" means, collectively, at any time: (a) Toronto Dominion (Texas), Inc., (b) any member of a syndicate of commercial banks that has outstanding loans to the Holdings or any of its direct or indirect subsidiaries, and (c) any other then holder of a Senior Obligation (other than a Representative).

                  "Senior Credit Agreement" means, collectively, (i) that certain Credit Agreement dated as of May 25, 1999, among Holdings, certain subsidiaries of the Holdings, including Maker, certain financial institutions from time to time party thereto and Toronto Dominion (Texas), Inc., as Agent and
(ii) that certain Credit Agreement dated as of May 25, 1999, among the Holdings, certain subsidiaries of the Holdings, including Maker, Onex ClientLogic Finance LLC, as Lender and Toronto Dominion (Texas), Inc., as Agent, as each of the foregoing may be amended, restated, supplemented, modified or waived from time to time.

                  "Senior Debt Documents" means, collectively, (i) the Senior Credit Agreement and (ii) any other document guaranteeing or securing any Senior Obligation or pursuant to which any indebtedness, obligation or liability constituting a Senior Obligation is made or provided for.

                  "Senior Notes" means the promissory notes of the Holdings outstanding from time to time under either Senior Credit Agreement and any other outstanding note issued from time to time by, under, with respect to, or as evidence of any Senior Obligation.

                  "Senior Obligations" means, collectively: (a) all principal of, and premium, if any, and interest on, the Senior Notes issued pursuant to the Senior Credit Agreement and the indebtedness



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evidenced thereby, (b) all other indebtedness, obligations and liabilities of
Maker to any Senior Creditor or any other Representative from time to time under or with respect to any Senior Credit Document (including, without limitation, all fees, costs and expenses payable by the Holdings or any guarantor thereunder), (c) all other indebtedness, obligations and liabilities, whether now existing or hereafter incurred or created, of the Holdings or any guarantor to any Senior Creditor or any other Representative for or with respect to borrowed money of the Holdings, any guarantor or any other direct or indirect subsidiary of the Holdings (including, without limitation, any fees and expenses associated therewith), (d) any amounts payable by Maker under or in respect of any interest rate exchange agreement, interest rate swap agreement or other similar agreement entered into in respect of all or any portion of the Senior Obligations referred to in clause (a) or (c) above, and (e) any refunding, refinancing, extension or increase of any of the foregoing; including, without limitation, in each of the foregoing cases, any interest accruing on any such indebtedness, liability or other obligation at the legal rate after the commencement of any bankruptcy proceeding and any additional interest that would have accrued thereon but for the commencement of such bankruptcy proceeding, regardless of whether such interest is collectible from the bankrupt Person.

                  "Specified Courts" shall have the meaning set forth in Section 10.

                  "Stated Rate" means 8.30%.

                  "Stockholders Agreement" means that certain Stockholders Agreement among Holding and the other parties thereto dated as of October 1, 1998, as the same may be amended, modified or supplemented from time to time.

2. OBLIGATIONS. The unpaid principal balance of this Note at any time shall be the total of the aggregate amount lent under this Note less the amount of all payments or prepayments made on this Note by or for the account of Maker and any amounts deducted as an offset under paragraph 20 hereof. All payments, prepayments and offsets made hereon may be endorsed by Payee on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in Payee's records; provided, that any failure to make notation of any payment or prepayment of principal or offset pursuant to paragraph 20 hereof shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by Payee or the date of such offset.

3. COMPUTATION OF INTEREST. Interest on this Note shall be computed on the amount of the outstanding principal lent under this Note from and including the date such loan is made through but excluding the date of repayment of such loan, for the actual number of days elapsed in a year consisting of 365 or 366 days, as applicable.

4. MANDATORY PAYMENTS OF PRINCIPAL AND INTEREST.

(a) The principal amount of this Note shall be due and payable in five (5) equal, consecutive annual installments of $525,000.00, commencing on the first anniversary of the Closing Date. Interest shall be payable quarterly in arrears, on the first Business Day of each quarter, commencing on April 1, 2000.

(b) (i) All principal payments made pursuant to this Section 4 shall be made at the sole option of Payee, (x) in cash or (y) in Common Stock. In the event any payment is made in Common Stock, Maker will deliver, or cause to be delivered, to Payee such number of shares of Common Stock equal in value to the principal payment then due. For the purposes of the foregoing, the Common Stock will be valued at its Fair Market Value at the time of payment, subject to Section 4(b)(ii) hereof. All principal payments so



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made in Common Stock shall reduce the Debt dollar-for-dollar by the value of such Common Stock as determined in accordance with the preceding sentence.

                  (ii) Payee acknowledges and agrees that any payment elected to be received in Common Stock is subject to the restriction that the issuance of Common Stock will be made only to "accredited investors," within the meaning of Rule 501(a) of Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or any comparable successor provision, who have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment therein and who will agree not to sell or offer to sell any of the Common Stock for an indefinite period unless such Common Stock is registered under the Securities Act and applicable state securities laws or exemptions from such registration requirements are available. Maker and Holding will rely on the Regulation D Reps. in determining, in each instance where Payee has elected to receive payment under this Note in Common Stock, whether Payee meets such suitability requirements. Payee agrees that he will be required to make the Reg D Reps each time that he elects to receive Common Stock hereunder and that Maker shall have no obligation to make payments in Common Stock to the extent that Payee cannot make such Reg D Reps or a violation of any federal or state securities law would result therefrom.

         (iii) Payee also acknowledges and agrees that any payment elected to be received in Common Stock will be subject to the Stockholders Agreement and that upon delivery of such shares Payee shall immediately be deemed to be a party to the Stockholders Agreement. Payee will, promptly upon request by Maker, execute and deliver a Joinder Agreement in customary form acknowledging that Payee is a party to the Stockholders Agreement with the rights and obligations appurtenant thereto, and such other documents and instruments as are reasonably requested by Maker and its counsel to ensure compliance with applicable law and regulation and to otherwise effect the purposes of the Stockholders Agreement.

         (c) All payments made pursuant to this Section 4 shall be applied first to accrued and unpaid interest, and the balance to outstanding principal.

         (d) If any payment provided for in this Note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on this Note.

5. NO USURY INTENDED; SPREADING. Notwithstanding any provision to the contrary contained in this Note, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this Note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this Note, which under applicable laws are or may be deemed to constitute interest upon the Debt evidenced by this Note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the Debt evidenced by this Note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this Note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this Note shall credit against the principal of this Note (or, if such Debt shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this Note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the Debt evidenced hereby shall, to the extent permitted by applicable law, be amortized,



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prorated, allocated and spread in equal parts throughout the full term of this
Note, so that the interest rate is uniform throughout the full term of this Note. The provisions of this Section 5 shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

6. DEFAULT. The occurrence of any of the following events shall constitute default under this Note (each, a "Default"), whereupon Payee may, at its option, exercise (if a Default is continuing at the time of such exercise) any or all rights, powers and remedies afforded hereunder and by law, including the right to declare the unpaid balance of principal and accrued interest on this Note at once mature and payable, and any amounts overdue shall bear interest at the Past Due Rate from and after the expiration of any cure period applicable thereto until such amount is paid:

         (a) any part of the Debt is not paid when due, whether by lapse of time or acceleration or otherwise, within five (5) calendar days after Payee has given Maker written notice thereof; or

         (b) any representation or warranty made by Maker in this Note or Holding in the Agreement proves to have been untrue or misleading in any material and adverse respect as of the date made; or

         (c) Maker: (i) becomes insolvent or unable to pay its debts as they mature; (ii) commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors;
(iii) makes an assignment for the benefit of creditors; (iv) applies for or consents to the appointment of any receiver or trustee for itself or for any substantial portion of its property; or (v) makes an assignment to an agent authorized to liquidate any substantial part of its assets; or

         (d) in respect of Maker: (i) an involuntary case shall be commenced with any court or other authority seeking liquidation, reorganization or a creditor's arrangement of Maker; (ii) an order of any court or other authority shall be entered appointing any receiver or trustee for Maker or for any substantial portion of its property; or (iii) a writ or warrant of attachment or any similar process shall be issued by any court or other authority against any substantial portion of the property of Maker and such petition seeking liquidation, reorganization or a creditor's arrangement or such order appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment or similar process is not vacated, released or bonded off within sixty (60) days after Maker receives notice of its entry or levy.

7. NO WAIVER BY PAYEE. No delay or omission of Payee to exercise any power, right or remedy accruing to Payee shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Payee's right to accelerate this Note for any late payment or Maker's failure to timely fulfill its other obligations hereunder shall not be waived or deemed waived by Payee by Payee's having accepted a late payment or late payments in the past or Payee otherwise not accelerating this Note or exercising other remedies for Maker's failure to timely perform its obligations hereunder. Payee shall not be obligated or be deemed obligated to notify Maker that it is requiring Maker to strictly comply with the terms and provisions of this Note before accelerating this Note and exercising its other remedies hereunder because of Maker's failure to timely perform its obligations under this Note.

8. COSTS AND ATTORNEY'S FEES. If either party hereto retains an attorney in connection with any default or the collection, enforcement or defense of this
Note in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, the non-prevailing party agrees to pay to the prevailing party all reasonable costs and expenses incurred by the prevailing party in such suit or proceeding, including reasonable attorney's fees. Any amount to be paid under this Section shall be a demand



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obligation owing and shall bear interest from the date of expenditure until paid at the Past Due Rate. If any amounts shall be owing to Maker by Payee under this Section, then Maker shall have the right, but not the obligation, to offset such amounts against any payments made or due under this Note.

9. SECTION HEADINGS. Section headings appearing in this Note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Note.

10. VENUE; CHOICE OF LAW. THIS NOTE IS PERFORMABLE IN NEW YORK, NEW YORK, WHICH SHALL BE A PROPER PLACE OF VENUE FOR SUIT ON OR IN RESPECT OF THIS NOTE. MAKER AND PAYEE HEREBY IRREVOCABLY AGREE THAT ANY LEGAL PROCEEDING IN RESPECT OF THIS NOTE SHALL BE BROUGHT IN THE STATE COURTS OF NEW YORK, NEW YORK , OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (COLLECTIVELY, THE "SPECIFIED COURTS"). MAKER AND PAYEE HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK. MAKER AND PAYEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE BROUGHT IN ANY SPECIFIED COURT, AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIMS THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF MAKER AND PAYEE IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE SPECIFIED COURTS IN SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO MAKER OR PAYEE, AS APPLICABLE. MAKER AND PAYEE AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

11. WAIVER OF JURY TRIAL. MAKER AND PAYEE EACH WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS NOTE, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.

12. SUCCESSORS AND ASSIGNS. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and permitted assigns of Maker and Payee.

13. RECORDS OF PAYMENTS. The records of Payee shall be prima facie evidence of the amounts owing on this Note.

14. SEVERABILITY. If any provision of this Note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Note shall not be affected thereby, and this Note shall be liberally construed so as to carry out the intent of the parties to it.



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15. ASSIGNMENT. This Note shall not be assignable by Payee. Maker may assign its obligations under this Note to any of its wholly-owned subsidiaries or to any third party that purchases all or substantially all of the assets or capital stock of Maker, by merger, consolidation or otherwise; provided that simultaneously therewith, Maker shall give Payee written notice of such assignment.

16. NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties as reflected in the first paragraph to this Note. Maker's address for notice may be changed at any time and from time to time, but only after advance written notice to Payee and shall be the most recent such address furnished in writing by Maker to Payee. Payee's address for notice may be changed at any time and from time to time, but only after ten (10) calendar days advance written notice to Maker and shall be the most recent such address furnished in writing by Payee to Maker. Actual notice, however and from whomever given or received, shall always be effective when received.

17. PREPAYMENT. Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee. All prepayments hereon shall be applied first to accrued interest and the balance to principal.

18. BUSINESS LOANS. Maker warrants and represents to Payee that all loans evidenced by this Note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use.

19. SUBORDINATION. This Note is subordinate in all rights to the Senior Obligations of Maker but no provision of this Note shall impair, as between Maker and the holder hereof, the obligation of Maker, which is unconditional and absolute, to pay the principal of, and accrued and unpaid interest on, this Note in accordance with its terms, nor is any provision hereof intended to or shall affect the relative rights of the holder of this Note to other creditors of Maker other than the Senior Creditors, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default hereunder in accordance with the terms hereof subject to the rights hereunder of the Senior Creditors; provided, however, that the principal balance due under this Note may not be accelerated if said acceleration will cause a default under any of Maker's obligations to the holders of any Senior Obligation.

20. OFFSET.

         (a) Offset Rights. Maker shall be authorized to offset up to $1,000,000 against any principal amount (and any accrued but unpaid interest thereon) under this Note as a result of any Damages (as defined in the Indemnification and Escrow Agreement) for which any Buyer Indemnified Party (as defined in the Indemnification and Escrow Agreement) is entitled to indemnification pursuant to
Article 2 of the Indemnification and Escrow Agreement.

         (b) Withholding Rights. Without limiting the generality of the foregoing paragraph 20(a), and notwithstanding the other provisions of this Note, Maker shall be authorized to withhold principal payments in an amount equal to any Damages in respect of which any claim for indemnification is made under Article 2 of the Indemnification and Escrow Agreement (and any accrued but unpaid interest thereon) until the earlier of (i) such time as the applicable Buyer Indemnified Party and the Payee have agreed in writing on the amount of Damages to which the Buyer Indemnified Party is entitled in respect of such claim or (ii) until such claim has been resolved by a final judgment of a court of competent jurisdiction or an



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administrative agency having the authority to determine the amount of, and liability with respect to, the item resulting in such Damages for which indemnification is sought and the denial of, or expiration of all rights to, appeal related thereto; provided that such withholding right shall be limited to $1,000,000 in principal payments in the aggregate. For the purposes of clarification and as an example only, in the event that on the date that the first principal payment is due the Buyer Indemnified Parties have unresolved claims under Article 2 of the Indemnification and Escrow Agreement in an amount equal to $100,000, then Maker shall be entitled to withhold $50,000 of the then due principal payment on this Note and $50,000 of the then due principal payment on the Concurrent Promissory Note (and any accrued but unpaid interest thereon) until such claim or claims are resolved as provided for herein.

         (c) Notice. Maker shall exercise its rights under this paragraph 20 by providing written notice to the Payee setting forth (i) the amount of principal (and any accrued but unpaid interest thereon) to be withheld and (ii) any other information as required by Article 2 of the Indemnification and Escrow Agreement.

         (d) Limitation. Any amounts offset or withheld pursuant to this paragraph 20 shall be offset or withheld, to the extent possible, pro rata with any amounts so offset or withheld under the Concurrent Promissory Note as determined by taking a fraction, the numerator of which shall be original principal amount of this Note and the denominator of which shall be the total original principal amount of this Note and the Concurrent Promissory Note. Notwithstanding the prior sentence, to the extent that there is a legal impediment to offsetting or withholding any amount under the Concurrent Promissory Note, such amount may be offset or withheld under this Note.

21. ENTIRE AGREEMENT. THIS NOTE AND THE AGREEMENT EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN PAYEE AND MAKER WITH RESPECT TO THEIR SUBJECT MATTER AND SUPERSEDE ALL PRIOR CONFLICTING OR INCONSISTENT AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. EACH OF MAKER AND PAYEE ACKNOWLEDGES AND AGREES THAT THERE IS NO ORAL AGREEMENT BETWEEN MAKER AND PAYEE WHICH HAS NOT BEEN INCORPORATED IN THIS NOTE AND THE AGREEMENT.

22. Guarantee. For value received, Holding hereby unconditionally guarantees, to the Payee of this Note, the due and punctual payment of the principal of and interest on such Note when and as the same shall become due and payable. In case of the failure of Maker punctually to make any such payment, Holding hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, and as if such payment were made by the Maker.




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                  IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                    MAKER:

                                    MARKETVISION, INC.



                                    By: /s/ THOMAS O. HARBISON
                                       -----------------------------------------
                                           Name: Thomas O. Harbison
                                           Title: Chairman

                                    HOLDING: (for purposes of paragraph 22 only)

                                    CLIENTLOGIC HOLDING CORPORATION



                                    By: /s/ THOMAS O. HARBISON
                                       -----------------------------------------
                                           Name: Thomas O. Harbison
                                           Title: Chairman



                                SIGNATURE PAGE TO
                                 PROMISSORY NOTE






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                                    EXHIBIT A

                                REGULATION D REPS


         Reference is hereby made to that certain Promissory Note dated as of December 6, 1999 (the "Note") by Marketvision, Inc. ("Maker") in favor of Joseph
L. Temple, Jr. ("Payee"). This Exhibit A (this "Exhibit") is attached to the Note and made a part thereof for all purposes. Terms used herein but not otherwise defined shall have the meanings ascribed to them in the Note. Reference is also hereby made to the private placement of Common Stock of ClientLogic Holding Corporation, a Delaware corporation ("Holding") in connection with the Note (the "Reg D Offering").

         Payee hereby represents and warrants to, and agrees with Holding (and acknowledges that Holding will rely thereon), as follows:

         (a) Payee is acquiring the Common Stock for his, her or its own account as principal, not as a nominee or agent, and no other person has a direct or indirect beneficial interest in such Common Stock. Further, Payee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Common Stock. Payee is acquiring the Common Stock for investment purposes only, and not with a view to, or for resale or distribution thereof in whole or in part.

         (b) Payee acknowledges his, her or its understanding that the issuance of the Common Stock pursuant to the Reg D Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and/or the provisions of Regulation D. In furtherance thereof, Payee represents and warrants to and agrees with Holding as follows:

                  (i) Payee has the financial ability to bear the economic risk of an investment in the Common Stock, has adequate means for providing for his, her or its current needs and personal contingencies and has no need for liquidity with respect to his, her or its investment in the Common Stock;

                  (ii) Payee has not relied upon a Purchaser Representative (as defined in Rule 501(h) promulgated under Regulation D) in connection with evaluating the purchase of the Common Stock; and

                  (iii) Payee acknowledges that he, she or it has prior investment experience, including investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by Holding both to Payee and to all other prospective investors of the Common Stock and to evaluate the merits and risks of such an investment on his, her or its behalf, and that Payee recognizes the highly speculative nature of this investment.

         (c)      Payee:

                  (i) has been furnished with and has read all documents which may have been made available upon request for a reasonable time prior to the date hereof and Payee has carefully evaluated the risks involved in purchasing the Common Stock;



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                  (ii) has been provided an opportunity prior to the date hereof to obtain additional information concerning the Reg D Offering, Holding and all other information to the extent Holding possesses such information or can acquire it without unreasonable effort or expense; and

                  (iii) has been given the opportunity to ask questions of, and receive answers from, Holding or its representatives concerning the terms and conditions of the Reg D Offering and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of any information which was provided in order for Payee to evaluate the merits and risk of purchase of the Common Stock to the extent Holding possesses such information or can acquire it without unreasonable effort or expense.

         (d) Payee is not relying on Holding or its affiliates with respect to economic considerations involved in this investment.

         (e) Payee will not sell or otherwise transfer the Common Stock without registration under the Securities Act and applicable state securities laws or an exemption therefrom and fully understands and agrees that he, she or it must bear the economic risk of his, her or its purchase because, among other reasons, the Common Stock have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. In particular, Payee is aware that the Common Stock constitutes "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act and may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of such rule are met. Payee also understands that sales or transfers of the Common Stock are further restricted by state securities laws.

         (f) No representations or warranties have been made to Payee by Holding, or any officer, employee, agent, affiliate or subsidiary of Holding, and in electing to receive payment of the Note in Common Stock, Payee is not relying upon any representations other than those contained herein.

         (g) Any information which Payee has heretofore furnished to Holding with respect to Payee's financial position and business experience is correct and complete as of the date of the Note and if there should be any material change in such information he, she or it will immediately furnish such revised or corrected information to Holding.

         (h) Payee understands and agrees that the Common Stock are restricted on transfer and certificates representing the Common Stock shall bear a restrictive legend substantially as follows:

             THE SECURITIES COVERED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY STATE SECURITIES LAWS.




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


             THE SECURITIES COVERED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 1, 1998, A COPY OF WHICH MAY BE OBTAINED FROM CLIENTLOGIC HOLDING CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES.

             THE ISSUER IS AUTHORIZED TO ISSUE STOCK OF MORE THAN ONE CLASS AND TO ISSUE STOCK IN MORE THAN ONE SERIES OF AT LEAST ONE CLASS. THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

         (i) Payee, if an individual, is a resident at the address set forth in the Note, and is at least 21 years of age, or if a partnership, corporation, trust or other entity formed for the specific purpose of investing in the Common Stock, the members, partners, shareholders, beneficiaries or other equity owners thereof are all citizens of the United States and each is at least 21 years of age. The address set forth in this Note is Payee's correct home address, or if Payee is other than an individual, Payee's correct principal office address.

         (j) Payee recognizes that purchase of the Common Stock involves a high degree of risk in that: (i) an investment in Holding is highly speculative and only investors who can afford the loss of their entire investment should consider investing in Holding and the Common Stock; (ii) Payee may not be able to liquidate his, her or its investment; (iii) transferability of the Common Stock is restricted; and (iv) in the event of a disposition, Payee could sustain the loss of his, her or its entire investment.

         (k) Payee has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by the Note.

         (l) The foregoing representations, warranties and agreements shall survive the Closing Date.

         (m) Payee shall promptly notify Holding in writing of any material change in any of the representations or warranties set forth in this Note prior to the issuance of any Common Stock by Holding.

         Payee has made the representations, warranties, covenants and agreements contained in this Exhibit with the expectation that they will be relied upon by Holding in determining whether Payee is suitable as a purchaser of the Common Stock, whether the Common Stock may be sold to Payee or without first registering the Common Stock under the Securities Act and all applicable state securities laws, whether the conditions to the acceptance of subscriptions for Common Stock have been satisfied, and whether proper disclosure regarding the Reg D Offering has been made and with respect to other matters.

         [Investment Suitability Checklist and Signature Pages Follows]



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